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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                           THE SEAGRAM COMPANY LTD.

We hereby consent to the incorporation by reference in the Offering Circular/ Prospectus constituting part of this Registration Statement on Form S-4 of The Seagram Company Ltd. of our report dated August 13, 1997, except as to Note 17, which is as of July 20, 1998, which appears on page 23 of the 1997 Financial Statements of The Seagram Company Ltd., which is included in the Current Report on Form 8-K dated August 4, 1998. We also consent to the references to us under the heading "Experts" and "Selected Historical Consolidated Financial Data" in such Offering Circular/Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Historical Consolidated Financial Data."



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
August 12, 1998